UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

Continental Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36293	61-1718923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12950 Worldgate Drive, Suite 700 Herndon, VA		20170
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 480-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On February 29, 2016, Mr. Chadwick Suss and Mr. Kevin Barner, both Class I members of the Board of Directors (the “Board”) of Continental Building Products, Inc. (the “Company”), each submitted his resignation as a director, effective as of 11:59 pm on March 11, 2016.

Director Elections

On March 3, 2016, the Board elected Ms. Chantal Veevaete and Mr. Michael J. Keough to fill the two vacancies created by the departures of Messrs. Suss and Barner, effective as of March 14, 2016. Ms. Veevaete and Mr. Keough will each serve as Class I directors with terms ending at the Company’s 2018 annual meeting of stockholders. The Board affirmatively determined that each of Ms. Veevaete and Mr. Keough is independent under the New York Stock Exchange (the “NYSE”) corporate governance rules. Ms. Veevaete will serve on the Company’s compensation committee and Mr. Keough will serve on the Company’s nominating and corporate governance committee. Ms. Veevaete and Mr. Keough will each receive the standard compensation package paid to the Company’s independent directors consisting of an annual retainer of $50,000, an annual fee of $5,000 for service on each committee on which he or she serves, and an annual equity grant with a target value of $57,000 for 2016.

Neither Ms. Veevaete nor Mr. Keough has any family relationship with any of the Company’s executive officers or directors, nor has either engaged in any related party transaction with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K. There were no understandings or other agreements or arrangements between either Ms. Veevaete or Mr. Keough and any other person pursuant to which either Ms. Veevaete or Mr. Keough was elected as a director.

NYSE Controlled Company Transition Rule Compliance

Messrs. Suss and Barner’s resignations were submitted in connection with the Company’s compliance with the NYSE’s corporate governance standards and the transition rules thereunder related to the Company’s loss of its “controlled company” status in March 2015. The transition rules require that, among other things, the Board consist of a majority of independent directors no later than March 18, 2016, the one-year anniversary of the loss of the Company’s controlled company status. Following the effectiveness of Messrs. Suss and Barner’s resignation and the elections of Ms. Veevaete and Keough, the Board will consist of a majority of independent directors, each committee of the Board will consist entirely of independent directors and the Company will be in full compliance with all applicable NYSE corporate governance rules.

Item 8.01	Other Events.

The Company will hold its 2016 Annual Meeting of Stockholders on Friday, May 6, 2016, at 9:00 am EDT at its corporate headquarters, located at 12950 Worldgate Drive, Herndon, Virginia, 20170. The Board established the close of business on March 10, 2016 as the record date for the annual meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Continental Building Products, Inc. press release dated March 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Building Products, Inc.

March 3, 2016	By:	/s/ Timothy A. Power
Name: Timothy A. Power
Title: Senior Vice President & General Counsel